Exhibit 99.1

Innodata Reports First Quarter 2021 Results

NEW YORK – May 6, 2021 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2021.

•	Total revenue was $16.0 million in the first quarter of 2021, a 4% increase from $15.3 million in the fourth quarter of 2020. Total revenue was $14.5 million in the first quarter of 2020.

•	Net income was $0.4 million in the first quarter of 2021, or $0.02 per basic share and $0.01 per diluted share, compared to a net income of $1.2 million, or $0.05 per basic share and $0.04 per diluted share, in the fourth quarter of 2020 and a net loss of $0.3 million, or $(0.01) per basic and diluted share, in the first quarter of 2020.

•	Cash and cash equivalents were $17.3 million at March 31, 2021 and $17.6 million December 31, 2020.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “We’re exceeding our operational KPIs and hiring and cost management goals. Just four months into the year, we already have enough new business secured and projects in our late-stage pipeline to meet or exceed growth targets this year. We’re focused on getting these late-stage projects over the finish line and pushed into revenue. Our plan to accelerate growth is a function of ramp-up in newly secured business; late-stage pipeline conversions; expansions in business from new and recently-won customers; and pipeline growth as our expanding salesforce becomes fully productive.

From Q4 2019 to now, we have reduced structural costs by approximately $6 million (on an annual basis) allowing us to aggressively deploy internally generated cash flow in sales and marketing and product enhancement initiatives that we believe will lead to growth and provide short-term payback. In Q1, we incurred costs of approximately $1.9 million toward accelerated growth. We believe our company is well-positioned to take advantage of strong tailwinds in each segment of our business. We continue to have a strong balance sheet, with over $17 million in cash and no significant debt.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-263-0877	(Domestic)
1-646-828-8143	(International)

1-888-203-1112	(Domestic Replay)
1-719-457-0820	(International Replay)

Pass code on both: 3925006

It is recommended that participants dial in approximately 10 minutes prior to the start of the call.  Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,500 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effects of the novel coronavirus (COVID-19) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; the outcome of our application for loan forgiveness for proceeds received under the Paycheck Protection Program established as part of the Coronavirus Aid, Relief and Economic Security Act; that contracts may be terminated by clients; projected or committed volumes of work may not materialize; continuing Digital Data Solutions segment reliance on project-based work and the primarily at-will nature of such contracts and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, client, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2021, as updated or amended by our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Services and Solutions	$12,782	$11,691
SaaS Platforms	3,185	2,839
Total	15,967	14,530
Direct operating costs	10,236	9,666
Foreign exchange (gain) loss	(140)	77
	10,096	9,743
Gross Profit	5,871	4,787
Operating expenses:
Research and development	281	312
Selling and marketing	2,649	2,155
General and administrative	2,595	2,153
Interest expense, net	10	42
	5,535	4,662
Income before provision for income taxes	336	125
Provision for income taxes	(73)	405
Consolidated net income (loss)	409	(280)
Income attributable to non-controlling interests	11	11
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$398	$(291)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.02	$(0.01)
Diluted	$0.01	$(0.01)
Weighted average shares outstanding:
Basic	25,873	24,401
Diluted	29,452	24,401

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$17,296	$17,573
Accounts receivable, net	9,969	10,048
Prepaid expenses and other current assets	3,987	4,240
Total current assets	31,252	31,861
Property and equipment, net	7,291	7,227
Right-of-use asset, net	6,377	6,610
Other assets	2,507	2,563
Deferred income taxes, net	2,270	2,187
Intangibles, net	4,437	4,656
Goodwill	2,157	2,150
Total assets	$56,291	$57,254
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$5,417	$4,925
Accrued salaries, wages and related benefits	4,919	5,719
Income and other taxes	4,237	5,000
Long-term obligations – current portion	2,134	1,712
Operating lease liability - current portion	1,017	990
Total current liabilities	17,724	18,346
Deferred income taxes	68	44
Long-term obligations, net of current portion	5,660	6,282
Operating lease liability, net of current portion	6,066	6,332
Total liabilities	29,518	31,004
Non-controlling interests	(3,379)	(3,390)
STOCKHOLDERS' EQUITY	30,152	29,640
Total liabilities and stockholders’ equity	$56,291	$57,254

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$409	$(280)
Non-cash expenses:
Depreciation and amortization	697	630
Stock-based compensation	278	170
Deferred income tax	(45)	(71)
Pension amortization	142	200
Total	1,072	929
Changes in assets and liabilities	(724)	101
Cash flows from operating activities	$757	$750
Cash flows from investing activities	$(503)	$(578)
Cash flows from financing activities	$(423)	$(104)

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE

(Unaudited)

(In thousands)

	Three Months Ended
Revenue	March 31,
	2021	2020
DDS	$11,764	$10,409
Synodex	1,018	1,282
Agility	3,185	2,839
Total Revenue	$15,967	$14,530